POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Brian P. Hillery, with full power to act, her true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of herself (i) as an individual, (ii) in her capacity as a partner of Wellington Management Company, llp or (iii) in her capacity as an officer of Wellington Trust Company, NA, pursuant to Section 13 or 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-Laws of the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereto.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 15th day of January, 1997.


					         /s/ Mary Ann Tynan
						  --------------------
						      Mary Ann Tynan